                                                                  Exhibit (n)(2)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 5 to Registration Statement Nos. 333-100287 and 811-09507 of Farmers Variable Life Separate Account A on Form N-6 of our report dated April 8, 2005 appearing in the Statement of Additional Information, which is part of this Registration Statement, and of our report dated April 8, 2005 relating to the financial statements of Farmers New World Life Insurance Company appearing in the Statement of Additional Information. We also consent to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Seattle, Washington
April 26, 2005